Exhibit 10.3

FIRST AMENDMENT TO ASSET MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO ASSET MANAGEMENT AGREEMENT (this “First Amendment”) is made and entered into on May 11, 2012, by and between FSP Galleria North Limited Partnership, a Texas limited partnership (“Owner”) and FSP Property Management LLC, a Massachusetts limited liability company (“Asset manager”).

RECITALS

WHEREAS, Owner and Asset Manager entered into that certain Asset Management Agreement, dated as of October 14, 2004 (the “Original Agreement”), with respect to the engagement of Owner of Asset Manager to manage the real property and improvements know as Galleria North located at 13737 Noel Road, Dallas, TX 75240, and the personal and intangible property owned by Owner in connection therewith, including without limitation, all leases and contracts entered into or assumed by Owner in connection therewith, and all cash received and accounts receivable of Owner in connection therewith; and

WHEREAS, Owner and Asset Manager desire to amend the Original Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner and Asset Manager have agreed, and do hereby agree, as follows:

1.     Definitions. All terms used herein and not specifically defined shall have the same meaning herein as is ascribed to them in the Original Agreement.

2.      Amendment. The first sentence in Section 6.1 of the Original Agreement is hereby amended by deleting the phrase “by means of a reimbursement from Hines Interests Limited Partnership’ Management Fee through a letter agreement dated October 14, 2004 attached hereto as Exhibit A”. In addition, Exhibit A to the Original Agreement and all references to Exhibit A in the Original Agreement are hereby deleted. After giving effect to this First Amendment, Section 6.1 shall read as follows:

“Owner shall pay Asset Manager a fee (the "Asset Management Fee") equal to one percent (1.0%) of the Gross Revenue of the Assets. "Gross Revenue" means all (a) rent, additional rent and other charges and revenues collected under the leases or otherwise in connection with the Assets, (b) amounts collected from all licensees, concessionaires, and similar users of any portion of the Assets (including all amounts collected from vending machines and coin-operated telephones), and (c) proceeds of rental value insurance or business interruption insurance to the extent paid to Owner in lieu of any amounts provided for in clauses (a)-(b) above. Gross Revenue will not include any (i) charges to tenants for above-standard tenant work, (ii) tenant security deposits (except to the extent applied toward the payment of rent, additional rent or other charges due under any leases), (iii) interest on any funds received in connection with the operation of the Assets, (iv) insurance proceeds (except as provided for in clause (c) above) or condemnation awards, (v) amounts received on account of any abatement, reduction or refund of property taxes, (vi) discounts or dividends on insurance policies, (vii) sums collected through litigation (other than for nonpayment of rent, additional rent or other charges due under any leases), (viii) proceeds from the sale or refinancing of the Assets or any portion thereof or interest therein, or (ix) capital contributions to Owner by, or loans to Owner by, partners of Owner whether or not held by Asset Manager, or tenants prior to the date hereof (clauses (i)-(ix), collectively, "Excluded Proceeds"). The proceeds from any buy-out of all or a portion of the remaining term of a lease, or from any damage claims against a tenant for lost rent shall be amortized over the remaining term of such lease and included in the "Gross Revenue" of Owner in equal monthly installments until the earlier of (i) re-occupancy of the subject tenant space or (ii) expiration of the term of the subject lease.”

3.      Effective Date. This First Amendment shall be deemed to be effective retroactively back to July 1, 2011.

4.      Severability. If any term, covenant, condition or provision of this First Amendment shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this First Amendment or the application thereof to any circumstances or to any party other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this First Amendment shall be valid and shall be enforceable to the fullest extent permitted by law .

5.      Ratification. Except as amended by this First Amendment, Owner and Asset Manager hereby ratify and confirm all of the terms and conditions of the Original Agreement.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, this First Amendment has been executed and delivered by Owner and Asset Manager on May 11, 2012.

OWNER:	FSP GALLERIA NORTH LIMITED PARNERSHP

	By:	FSP Galleria North LLC, its General Partner

	By:	/s/ George J. Carter
George J. Carter
President

ASSET MANAGER:	FSP PROPERTY MANAGEMENT LLC

	By:	/s/ Janet P. Notopoulos
Janet P. Notopoulos
President